EXHIBIT 99.1


NEW CENTURY COMPANIES COMPLETES FINANCING FOR PROJECTED ACQUISITION OF QUILITE INTERNATIONAL

PRIVATE PLACEMENT COULD GENERATE AS MUCH AS $7.19 MILLION

LOS ANGELES, CA--(MARKET WIRE)--Mar 7, 2006 -- New Century Companies, Inc. (OTC
BB: NCNC), a leading manufacturer and re-manufacturer of machine tools, today announced it has completed a private placement that should enable the Company to finance its previously announced acquisition of the construction materials firm Quilite(R) International.

The private placement, with an accredited institutional investor, provided New Century with gross proceeds of $2 million at closing, with an additional $1.5 million placed into an escrow account for the Quilite acquisition. In addition, the investor has been granted the right to advance up to $1.5 million in gross proceeds to New Century within one year on the same terms and conditions as the transaction just completed. The investor has also received warrants to purchase up to an additional $2.19 million in New Century common stock at a cash exercise price of $0.63. Together, the potential gross proceeds could be as much as $7.19 million if the warrants are exercised.

Ascendiant Securities LLC, an investment banking firm based in Irvine, California, served as exclusive placement agent for the transaction.

Additional information on the transaction will be provided in a Form 8-K filing to be made with the Securities and Exchange Commission. This announcement is for information purposes only and is not an offer or solicitation to buy or sell securities.

Los Angeles-based Quilite International produces Quilite(R), a material that is much lighter than concrete, graffiti-resistant and up to 10 times faster to install in wall form, with superior sound blocking. Quilite is already being used in a number of different noise-proofing applications, including freeway noise walls and sound barriers around other noise sources, from sports stadiums to transformers, skateboard parks and municipal swimming pools.

About New Century Companies

New Century Companies, Inc. (OTCBB: NCNC) is one of the leading U.S.-based makers of machine tools, primarily vertical boring mills and large lathes such as vertical turning centers. It also assembles sound-wall modules made from Quilite(R), a lightweight, graffiti-resistant alternative to concrete. In its machine-tool business, the Company specializes in re-manufacturing, starting with existing major castings and fitting them with state-of-the-art, computer-controlled equipment. These products generally cost 40% to 60% less to make than new ones. New Century passes these savings on to its customers, which include such leading manufacturers as General Electric Co., General Dynamics Corp., Siemens AG and Gardner Denver. New Century machines are used to manufacture jet-engine components, airplane landing gear parts, power generation equipment, oil and gas production components and construction materials, to name just a few applications. Quilite is used not only in freeway noise walls but in other sound-absorbing structures, including barriers at sports stadiums and electric transformers. New Century manufactures its machine tools and Quilite modules in Santa Fe Springs, Calif.

Visit New Century's Web site at http://www.newcenturyinc.com.
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To be added to New Century's investor e-mail lists, please contact Haris Tajyar at htajyar@irintl.com.

Forward-looking statement: Except for historical information, this press release contains forward-looking statements, which reflect the Company's current expectation regarding future events. These forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from those statements. Those risks and uncertainties include, but are not limited to, changing market conditions and other risks detailed from time to time in the Company's ongoing quarterly filings, annual information form, and annual reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events in this press release might not occur.

Contact:
     Contact:
     David Duquette, CEO
     New Century Companies, Inc.
     562-906-8455

     Haris Tajyar, Investor or Media Contact
     Investor Relations International
     818-382-9700


Source: New Century Companies, Inc.